Exhibit 23

Consent of Independent Registered Public Accounting Firm

Hecla Mining Company Capital Accumulation Plan

Coeur d’Alene, Idaho

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.333-96995, 33-60095 and 33-60099) of our report dated June 26, 2008, relating to the financial statements and supplemental schedule of Hecla Mining Company Capital Accumulation Plan appearing on this Form 11-K for the year ended December 31, 2007.

/s/ BDO Seidman, LLP

Spokane, Washington

June 26, 2008